Brilliant Earth Reports First Quarter 2024 Results

Increased Total Orders by 13.7% and Repeat Orders by Over 20% Year-Over-Year
Increased First Quarter 2024 Gross Margin by 500 bps to 59.9%
Generated GAAP Diluted EPS of $0.01 and Adjusted Diluted EPS of $0.03
Exceeded Profitability Expectations
Reiterates Fiscal 2024 Guidance

SAN FRANCISCO, Calif. – May 9, 2024 (GLOBE NEWSWIRE) -- Brilliant Earth Group, Inc. (“Brilliant Earth” or the “Company”) (Nasdaq: BRLT), an innovative, global leader in ethically sourced fine jewelry, today announced financial results for the three months ended March 31, 2024.
First Quarter 2024 Financial Highlights (quarterly period ended March 31, 2024):
•Delivered net sales of $97.3 million, approximately flat year-over-year, in line with the Company's expectations and reflecting significant share gains
◦Increased total orders by 13.7% and repeat order volume by more than 20% year-over-year
◦Grew Average Selling Price (ASP) year-over-year across product lines including engagement rings, wedding bands, and fine jewelry
•Expanded gross margin by 500 basis points to 59.9% for the first quarter 2024 as compared to the prior year
•Generated strong profitability:
◦Net income was $1.1 million for the first quarter 2024; and
◦Adjusted EBITDA was $5.1 million, exceeding the Company's guidance range for the first quarter 2024
•On track to open 3 new showrooms in the second half of this year: two in Boston and the Company's first street-level location in New York City

“As a growth company, I'm pleased with our continued ability to consistently execute our strategic initiatives and deliver share gains and profitability. This was another quarter that resulted in strong total and repeat order growth, ASP increases, and strong fine jewelry performance,” said Beth Gerstein, Co-Founder and Chief Executive Officer of Brilliant Earth. “We are also pleased to report our eleventh straight quarter of positive adjusted EBITDA as a public company. We continue to drive a consistent record of gaining market share and delivering profitability through many environments with our dynamic, data-driven business model."

“We are beginning the year with positive momentum, and we believe we are in a great position to deliver on our strategic and financial goals for the full fiscal year,” said Gerstein.

First Quarter Results

	Q1 2024	Q1 2023	% Change*
Total Orders	40,525	35,631	13.7%
AOV	$2,402	$2,742	(12.4)%
($ in millions, except per share amounts)
Net Sales	$97.3	$97.7	(0.4)%
Gross Profit	$58.3	$53.7	8.6%
Gross Margin	59.9%	54.9%	500bps
Net income (loss) allocable to Brilliant Earth Group, Inc. (1)	$0.1	$(0.1)	200.0%
Net income (loss), as reported	$1.1	$(0.4)	342.5%
Net income (loss) margin	1.1%	(0.5)%	160bps
Adjusted net income (3)	$2.9	$3.3	(12.1)%
GAAP Diluted EPS (2)	$0.01	$0.00	—%
Adjusted Diluted EPS (3)	$0.03	$0.03	—%
Adjusted EBITDA (3)	$5.1	$5.5	(8.3)%
Adjusted EBITDA margin (3)	5.2%	5.7%	(50)bps
*Percentage changes may not recalculate due to rounding
(1)    Represents net income (loss) allocable to Brilliant Earth Group, Inc. during the first quarter of 2024 and 2023.
(2)    Represents GAAP Diluted EPS during the first quarter of 2024 and 2023.
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

2024 Outlook

Second Quarter

Net sales	Low to mid-single digit % y/y decline

Adjusted EBITDA	Low single-digit % Adjusted EBITDA margin
Full Year

Net sales	$455 million - $469 million
Adjusted EBITDA	$14 million - $22 million
Webcast and Conference Call Information
Brilliant Earth will host a conference call and webcast to discuss first quarter results today, May 9, 2024, at 5:00 p.m. ET/2:00 p.m. PT. The webcast and accompanying slide presentation can be accessed at https://investors.brilliantearth.com. The conference call can be accessed by using the following link: https://register.vevent.com/register/BI8f6a96e56ae847e0a042247708efd638. After registering, an email will be sent including dial-in details and a unique conference call pin required to join the live call. A replay of the webcast will remain available on the website after the live webcast concludes.
About Brilliant Earth
Brilliant Earth is an innovative, digitally native omnichannel jewelry company and a global leader in ethically sourced fine jewelry. Led by our co-founders Beth Gerstein and Eric Grossberg, the Company’s mission since its founding in 2005 has been to create a more transparent, sustainable, compassionate and inclusive jewelry industry. Headquartered in San Francisco, CA and Denver, CO, Brilliant Earth has more than 35 showrooms across the United States and has served customers in over 50 countries worldwide.

Disclosure Regarding Non-GAAP Financial Measures and Key Metrics

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA, Adjusted Net income, Adjusted Diluted EPS and Adjusted EBITDA margin. These non-GAAP financial measures provide users of our financial information with useful information in evaluating our operating performance and exclude certain items from net income that may vary substantially in frequency and magnitude from period to period.

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as net income (loss) excluding interest expense, income taxes, depreciation expense, amortization of cloud-based software implementation costs, showroom pre-opening expense, equity-based compensation expense, certain non-operating expenses and income, and other unusual and/or infrequent costs, which that we do not consider in our evaluation of ongoing performance of our core operations. We define Adjusted EBITDA margin as Adjusted EBITDA calculated as a percentage of net sales. We believe that Adjusted EBITDA and Adjusted EBITDA margin, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

We define Adjusted Net income as net income (loss) adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted Diluted EPS as Adjusted Net income, divided by the diluted weighted average shares of common stock outstanding. The diluted weighted average shares of common stock outstanding is derived from the historical diluted weighted average shares of common stock assuming such shares were outstanding for the entirety of the period presented. We believe Adjusted Net income and Adjusted diluted Earnings Per Share, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

Please refer to “GAAP to Non-GAAP Reconciliations” located in the financial supplement in this release for a reconciliation of GAAP to non-GAAP financial information.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

This press release also contains certain key business metrics which are used to evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. We define total orders as the total number of customer orders delivered less total orders returned in a given period (excluding those repair, resize, and other orders which have no revenue). We view total orders as a key indicator of the velocity of our business and an indication of the desirability of our products to our customers. Total orders, together with AOV, is an indicator of the net sales we expect to recognize in a given period. Total orders may fluctuate based on the number of visitors to our website and showrooms, and our ability to convert these visitors to customers. We believe that total orders is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. We define average order value, or AOV, as net sales in a given period divided by total orders in that period. We define average selling price, or ASP, as the total retail sales price of products sold in a given period divided by the total number of product units sold during that same period. We believe that AOV and ASP are measures that are useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. AOV varies depending on the product type and number of items per order. AOV and ASP may also fluctuate as we expand into and increase our presence in additional product types and price points, and open additional showrooms.

Forward-Looking Statements

This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, including expected net sales for the second quarter of 2024 and expectations regarding net sales and Adjusted EBITDA for the full year 2024, business strategy, plans and objectives of management for future operations, including, among others, statements regarding expected growth and increased market share, introduction of new products, future capital expenditures, and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “evolve,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “strategy,” “target,” “will,” or “would,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. You should not rely upon forward-looking statements as predictions of future events. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: fluctuations in the pricing and supply of diamonds, other gemstones, and precious metals, particularly responsibly sourced natural and lab-grown diamonds and recycled precious metals such as gold; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary or inflationary conditions, governmental instability, war and fears of war, and natural disasters; our ability to cost-effectively turn existing customers into repeat customers or acquire new customers; our rapid growth in recent years and limited operating experience at our current scale of operations; our ability to manage growth effectively; increased lead times, supply shortages, and supply changes; our expansion plans in the United States; our ability to compete in the fine jewelry retail industry; our ability to maintain and enhance our brand and to engage or expand our base of customers; our ability to effectively develop and expand our sales and marketing capabilities and increase our customer base and achieve broader market acceptance of our e-commerce and omnichannel approach to shopping for fine jewelry; our profitability and cash flow being negatively affected if we are not successful in managing our inventory balances and inventory shrinkage; a decline in sales of Design Your Own rings; our ability to manage growth effectively; our heavy reliance on our information technology systems, as well as those of our third-party vendors and service providers, for our business to effectively operate and to safeguard confidential information and risks related to any significant failure, inadequacy or interruption of these systems, security breaches or loss of data; the impact of environmental, social, and governance matters on our business and reputation; our ability to manage risks related to our e-commerce and omnichannel business; our ability to effectively anticipate and respond to changes in consumer preferences and shopping patterns; and introduce new products and programs that appeal to new or existing customers; our dependence on distributions from Brilliant Earth, LLC, our principal asset, to pay our taxes and expenses, including payments under the Tax Receivable Agreement; risks related to our obligations to make substantial cash payments under the Tax Receivable Agreement and risks related to our organizational structure; and the other risks, uncertainties and the factors described in the section titled “Risk Factors” in our Annual Report on Form10-K for the year ended December 31, 2023, which filing is available at www.sec.gov. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

Contacts:

Investors:
investorrelations@brilliantearth.com

BRILLIANT EARTH GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share amounts)

	Three months ended March 31,
	2024	2023
Net sales	$97,337	$97,698
Cost of sales	39,031	44,022
Gross profit	58,306	53,676
Operating expenses:
Selling, general and administrative	57,429	53,766
Income (loss) from operations	877	(90)
Interest expense	(1,214)	(1,206)
Other income, net	1,477	843
Income (loss) before tax	1,140	(453)
Income tax (expense) benefit	(73)	13
Net income (loss)	$1,067	$(440)
Net income (loss) allocable to non-controlling interest	928	(388)
Net income (loss) allocable to Brilliant Earth Group, Inc.	$139	$(52)

Earnings per share:
Basic	$0.01	$0.00
Diluted	$0.01	$0.00
Weighted average shares of common stock outstanding:
Basic	12,736,014	11,387,936
Diluted	97,850,288	11,387,936

BRILLIANT EARTH GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share amounts)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$147,454	$155,809
Restricted cash	213	211
Inventories, net	38,905	37,788
Prepaid expenses and other current assets	11,183	11,048
Total current assets	197,755	204,856
Property and equipment, net	21,679	22,047
Deferred tax assets	9,495	9,745
Operating lease right of use assets	36,258	34,248
Other assets	3,012	2,687
Total assets	$268,199	$273,583

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,473	$4,511
Accrued expenses and other current liabilities	33,599	43,824
Deferred revenue	22,815	19,556
Current portion of operating lease liabilities	5,372	4,993
Current portion of long-term debt	4,469	4,063
Total current liabilities	68,728	76,947

Long-term debt, net of debt issuance costs	54,337	55,573
Operating lease liabilities	37,262	35,572
Payable pursuant to the Tax Receivable Agreement	8,014	8,035
Total liabilities	168,341	176,127

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	—
Class A common stock, $0.0001 par value, 1,200,000,000 shares authorized; 13,044,670 shares issued and 13,012,299 shares outstanding at March 31, 2024 and 12,522,146 shares outstanding at December 31, 2023	1	1
Class B common stock, $0.0001 par value, 150,000,000 shares authorized; 35,756,276 and 35,688,349 shares outstanding at March 31, 2024 and December 31, 2023, respectively	4	4
Class C common stock, $0.0001 par value, 150,000,000 shares authorized; 49,119,976 shares outstanding at March 31, 2024 and December 31, 2023, respectively	5	5
Class D common stock, $0.0001 par value, 150,000,000 shares authorized; none issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	8,978	8,275
Treasury stock, at cost; 32,371 shares and none at March 31, 2024 and December 31, 2023, respectively	(100)	—
Retained earnings	4,386	4,247
Stockholders' equity attributable to Brilliant Earth Group, Inc.	13,274	12,532
Non-controlling interests attributable to Brilliant Earth, LLC	86,584	84,924
Total stockholders' equity	99,858	97,456
Total liabilities and stockholders' equity	$268,199	$273,583

GAAP to Non-GAAP Reconciliations
(Unaudited and in thousands, except share and per share amounts)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	Three months ended March 31,
	2024	2023
Net income (loss), as reported	$1,067	$(440)
Interest expense	1,214	1,206
Income tax expense (benefit)	73	(13)
Depreciation expense	1,203	951
Amortization of cloud-based software implementation costs	205	124
Showroom pre-opening expense	213	1,772
Equity-based compensation expense	2,587	2,258
Other income, net (1)	(1,477)	(843)
Transaction costs and other expense (2)	—	532
Adjusted EBITDA	$5,085	$5,547
Net income (loss) margin	1.1%	(0.5)%
Adjusted EBITDA margin	5.2%	5.7%
(1)Other income, net consists primarily of interest and other miscellaneous income, partially offset by expenses such as losses on exchange rates on consumer payments.

(2)These expenses are those that we did not incur in the normal course of business.

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

	Three months ended March 31,
	2024	2023
Net income (loss) attributable to Brilliant Earth Group, Inc., as reported (1)	$139	$(52)
Net income (loss) impact from assumed redemption of all LLC Units to common stock (2)	928	(388)
Net income (loss), as reported	1,067	(440)
Income tax (expense) benefit associated with conversion (3)	(237)	100
Tax effected net income (loss) after assumed conversion	830	(340)
Equity-based compensation expense	2,587	2,258
Showroom pre-opening expense	213	1,772
Transaction costs and other expense(4)	—	532
Tax impact of adjustments	(714)	(962)
Adjusted Net Income(5)	$2,916	$3,260
Diluted weighted average of common stock assumed outstanding	97,850,288	11,387,936
Adjustments:
Vested LLC Units that are exchangeable for common stock(6)	—	84,617,787
Unvested LLC Units that are exchangeable for common stock(6)	—	500,420
RSUs	—	171,154
Adjusted diluted weighted average of common stock assumed outstanding	97,850,288	96,677,297

Diluted earnings per share:
As reported	$0.01	$0.00
As adjusted	$0.03	$0.03
(1)Represents net income allocable to Brilliant Earth Group, Inc. for the three months ended March 31, 2024 and 2023.
(2)It is assumed that we will elect to issue common stock upon redemption of LLC Units rather than cash settle.
(3)Brilliant Earth Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Brilliant Earth, LLC. Acquisition of LLC units by Brilliant Earth Group, Inc. causes all of the taxable income currently recognized by the members of Brilliant Earth, LLC to become taxable to the Company.
(4)These expenses are those that we did not incur in the normal course of business.
(5)The Company has removed the adjustment for "other (income) expense, net" in its calculation of Adjusted net income. This adjustment for the three months ended March 31, 2024 and 2023 principally consisted of interest income on the Company's cash balances. Prior periods have been adjusted to conform to the current year presentation.

(6)Assumes the exchange of all outstanding LLC Units for shares of common stock, resulting in the elimination of the non-controlling interest and recognition of the net income (loss) attributable to non-controlling interest.